Exhibit 10.1
AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”), dated as of [__], 20[__], is entered into by and among Spherix Incorporated, a Delaware corporation (the “Company”), and the holder identified on the signature page hereto (“Holder”).

R E C I T A L S

A.           On April 2, 2013 the Company filed with the Secretary of State of Delaware a Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Existing Certificate of Designations”).

B.           On September 10, 2013 the Company issued, among other things, shares of Series D Convertible Preferred Stock (the “Existing Preferred Shares”, and such Existing Preferred Shares held by the Holder as of the date hereof, the “Holder Existing Preferred Shares”), convertible into the Company’s common stock, $0.0001 par value per share (the “Common Stock”, and such Existing Preferred Shares, as converted, the “Existing Conversion Shares” and such Holder Existing Preferred Shares, as converted, the “Holder Existing Conversion Shares”) in connection with the closing of the transactions contemplated by the Agreement and Plan of Merger, dated April 2, 2013, as amended (the “Existing Merger Agreement”) to the Holder and certain other stockholders signatory thereto.  Capitalized terms not defined herein shall have the meanings set forth in the Existing Merger Agreement as amended hereby.

C.           The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things the Company and the Holder shall exchange the Holder Existing Preferred Shares on a one-to-one basis for shares of Series D-1 Preferred Stock of the Company (the “Series D-1 Preferred Stock”, and the Series D-1 Preferred Stock to be issued to the Holder, the “Holder Exchanged Preferred Shares”) to be established pursuant to a Certificate of Designations, Preferences and Rights of the Series D-1 Convertible Preferred Stock in the form attached hereto as Exhibit A (the “New Certificate of Designations”).

E.           In connection with the transactions contemplated hereby, each of the holders of Existing Preferred Shares as of the date hereof other than the Holder (the “Other Holders”) are being offered the opportunity to execute agreements identical to this Agreement (other than proportional changes in the numbers reflecting the different (i) number of Existing Preferred Shares held by each Other Holder and (ii) number of shares of Series D-1 Preferred Stock to be issued to each other Holder in the exchanges contemplated thereby (the “Other Agreements”, and together with this Agreement, the “Agreements”).

G.           The Holder Existing Preferred Shares will be exchanged for Exchanged Preferred Shares in an exchange made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

A G R E E M E N T

1. Exchange. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, on the Closing Date (as defined below) the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Holder Existing Preferred Shares for the Holder Exchanged Preferred Shares (the “Exchange”).  On or prior to the Closing (as defined below), the following transactions shall occur:

1.1 Filing of New Certificate of Designations.  As soon as practicable following the date hereof (or such other time as agreed by the parties hereto), the Company shall file the New Certificate of Designations with the Secretary of State of the State of Delaware.

1.2 Delivery.  In exchange for the Holder Existing Preferred Shares, the Company shall deliver or cause to be delivered to the Holder the certificate evidencing Holder Exchanged Preferred Shares bearing the same restrictive legends as currently set forth on the certificate evidencing the Holder Existing Preferred Shares.  The Holder shall deliver or cause to be delivered to the Company (or its designee) the certificate evidencing the Holder Existing Preferred Shares as soon as commercially practicable following the Closing (as defined below).  As of the Closing Date, all of the Holder’s rights under the Holder Existing Preferred Shares shall be extinguished.

1.3 Other Documents.  The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4 No Additional Consideration.  The parties acknowledge and agree that the Holder Exchanged Preferred Shares shall be issued to the Holder in exchange for the Holder Existing Preferred Shares, in each case, without the payment of any additional consideration.

1.5 Closing.  Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Holder or the Company, as applicable, prior to the Termination Date (as defined below) the closing of the Exchange as it specifically relates to the Holder (the “Closing”) shall occur on such date and at such location as is mutually acceptable to the Holder and the Company (the “Closing Date”).  The Company and the Holder acknowledge that the Company may conduct additional subsequent Closings with regards to the Other Holders.

2. AMENDMENTS TO TRANSACTION DOCUMENTS AND OTHER ANCILLARY AGREEMENTS.

2.1 Ratifications.  Except as otherwise expressly provided herein, the Existing Merger Agreement and the related Escrow Agreement, dated as of September 9, 2013, as amended (the “Escrow Agreement” and, collectively with the Existing Merger Agreement, the “Transaction Documents”), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date and solely as it pertains to the Holder: (i) all references in the Existing Merger Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Merger Agreement shall mean the Existing Merger Agreement, as amended, and as further amended by this Agreement, and (ii) all references in the Escrow Agreement, to the “Merger Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Merger Agreement shall mean the Existing Merger Agreement as amended by this Agreement.

2.2 Amendments to Transaction Documents.  On and after the Closing Date, as it pertains solely to the Holder, each of the Transaction Documents are hereby amended as follows:

(a) The defined term “Series D Preferred Stock” is hereby amended and restated as “Exchanged Preferred Shares (as defined in the Amendment and Exchange Agreements)”.

(b) The defined term ”Series D Certificate of Designation” is hereby amended and restated as “New Certificate of Designation (as defined in the Amendment and Exchange Agreement)”.

(c) The defined term “Amendment and Exchange Agreements” shall mean “those certain Amendment and Exchange Agreements, each by and between the Company and each Stockholder”.

2.3 Escrowed Shares.  The Holder hereby acknowledges that to the extent any Holder Existing Preferred Shares are held in escrow and subject to the terms of the Escrow Agreement (such shares, the “Holder Escrowed Existing Preferred Shares”), then the Holder Exchanged Preferred Shares received by the Holder in exchange for the Holder Escrowed Existing Preferred Shares shall be held in escrow and subject to the same terms and provisions under the Escrow Agreement as the Holder Escrowed Existing Preferred Shares.

2.4 Lock-up Shares.  The Holder hereby acknowledges that, to the extent any Holder Existing Preferred Shares are subject to a lock-up agreement (the “Lockup Agreement” and such locked up shares, the “Holder Lockup Existing Preferred Shares”), then the Holder Exchanged Preferred Shares received by the Holder in exchange for the Holder Lockup Existing Preferred Shares, shall be subject to the same terms and provisions under the Lockup Agreement as the Holder Lockup Existing Preferred Shares.

3. REPRESENTATIONS AND WARRANTIES.

3.1 Holder Bring Down.  (a) The Holder hereby makes the representations and warranties as to itself only as set forth in Article III of the Merger Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis.

(b) Additionally, the Holder represents and warrants that Holder (i) owns the Holder Existing Preferred Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind; (ii) Holder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Holder’s obligations hereunder and no consent, approval or agreement of any individual or entity is required to be obtained by the Holder in connection with the execution and performance by the Holder of this Agreement or the execution and performance by the Holder of any agreements, instruments or other obligations entered into in connection with this Agreement; (iii) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Holder’s knowledge, threatened against the Holder or any of Holder’s properties and there is no judgment, decree or order against the Holder that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement; (iv) there are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Holder’s knowledge, threatened against the Holder or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation and no bankruptcy, receivership or debtor relief proceedings are pending or, to the Holder’s knowledge, threatened against the Holder; and (v) Holder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and the Purchaser is able to bear the economic risk of an investment in the Holder Exchanged Preferred Shares.

3.2 Company Bring Down.  The Company hereby makes the representations and warranties to the Holder as set forth in Article V of the Merger Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof (except with respect to Section 5.2) and set forth in their entirety in this Amendment, mutatis mutandis.

4. Covenants.

4.1 Reasonable Best Efforts.  The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.  The Holder shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement.

4.2 Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of the first Closing of the transactions contemplated by this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreements in the form required by the Securities Exchange Act of 1934, as amended and attaching all the material agreements (including, without limitation, this Agreement and the form of the New Certificate of Designations) (including all attachments, the “8-K Filing”).  From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

4.3 Holding Period.  For the purposes of Rule 144, the Company acknowledges that the holding period of the Holder Exchanged Preferred Shares (and the shares of Common Stock issuable upon conversion of the Holder Exchanged Preferred Shares) may be tacked onto the holding period of the Holder Existing Preferred Shares, and the Company agrees not to take a position contrary to this Section 4.4.

5. CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

5.1 The Holder shall have duly executed this Agreement and delivered the same to the Company.

5.2 The Holder shall have delivered to the Company the certificates representing the Holder Existing Preferred Shares.

5.3 The representations and warranties of the Holder contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

6. CONDITIONS TO HOLDER’S OBLIGATIONS HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1 The Company shall have duly executed and delivered this Agreement to the Holder.

6.2 The Company shall have filed the New Certificate of Designations with the Secretary of State of the State of Delaware and delivered a certified copy of the New Certificate of Designations as certified by the Secretary of State of the State of Delaware to the Holder.

6.3 The Company shall have duly executed and delivered to the Holder the Holder Exchanged Preferred Shares in such amounts as described below the Holder’s name on the signature page of the Holder.

6.4 Each and every representation and warranty of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

6.5 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the Exchange, including without limitation, those required by the principal market in which the Common Stock of the Company is trading on the Closing Date.

6.6 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Agreements.

6.7 The Company shall have delivered to the Holder such other documents relating to the transactions contemplated by this Agreement as the Holder or its counsel may reasonably request.

7. TERMINATION.

The offer by the Company to exchange the Holder Existing Preferred Shares for the  Holder Exchanged Preferred Shares shall terminate on January 31, 2014.

8. MISCELLANEOUS.

8.1 Miscellaneous Provisions.  Article IX of the Existing Merger Agreement, as amended (as further amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

8.2 Most Favored Nation.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement.  If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement and the other Transaction Documents (other than any limitations on conversion or exercise set forth therein) shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement and the related Transaction Documents shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.  The provisions of this Section 8.2 shall apply similarly and equally to each Settlement Document.

8.3 Limited Release. Upon consummation of the Exchange on the Closing Date, the undersigned Holder releases and discharges the Company and the Company’s heirs, executors, administrators, successors, partners, employees, and assigns (collectively, the “Releasees”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasees, the Holder or its heirs, administrators, trustees, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any representation, warranty, covenant or condition, written or oral, made by Releases to Holder in connection with Section 5(e) of the Existing Certificate of Designation, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

SPHERIX INCORPORATED

By:________________________ Name: Title:

[Amendment and Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER: By:________________________ Name: Title:

Number of Exchanged Preferred Shares to be delivered to the Holder on the Closing Date:	_________________________________

Beneficial Ownership Limitation (if less than 9.99%):	_________________________________

[Amendment and Exchange Agreement]